Exhibit 99.3

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Upsizing and Pricing of Public Offering of Common Stock

AUSTIN, TX (June 5, 2019) — Q2 Holdings, Inc. (“Q2”) (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced the upsizing and pricing of its public offering of 2,637,986 shares of its common stock at a price to the public of $69.50. The public offering consists of 2,517,986 shares being offered by Q2 and 120,000 shares being offered by a selling stockholder. In addition, the underwriters have been granted a 30-day option to purchase up to 395,698 additional shares from Q2. The offering was upsized from the previously announced 2,150,000 shares of common stock and is expected to close on June 10, 2019, subject to customary closing conditions.

J.P. Morgan, Morgan Stanley and Stifel are serving as joint book-running managers for the offering with Craig-Hallum Capital Group, Needham & Company, Raymond James and SunTrust Robinson Humphrey acting as co-managers.

Q2 also announced today the upsizing and pricing of $275,000,000 of 0.75% Convertible Senior Notes due 2026 (the “Notes”) in a concurrent private placement to qualified institutional buyers, in an offering exempt from registration under the Securities Act of 1933, as amended. The principal amount of the Notes will total $316,250,000 if the initial purchasers in the offering of Notes exercise in full their 13-day option to purchase additional Notes. The private placement of Notes was upsized from the previously announced $200,000,000 principal amount and is expected to settle on June 10, 2019, subject to customary closing conditions. The public offering of common stock is not contingent upon the consummation of the concurrent private placement of Notes, and the concurrent private placement of Notes is not contingent upon the consummation of the public offering of common stock.

Q2 intends to use the net proceeds it receives from the public offering of common stock, together with the net proceeds from the private placement of Notes, for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions; however, Q2 has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transactions. Q2 will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

A registration statement relating to the offering of common stock was filed with the Securities and Exchange Commission on June 4, 2019 and is effective. The offering of common stock will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement, when available, and the accompanying prospectus may be obtained from: J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether Q2 will consummate the public offering of common stock and the concurrent private placement of Notes, and the use of the net proceeds from the offering of common stock and concurrent private placement of Notes. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

About Q2 Holdings, Inc.

Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey—helping our customers unlock new opportunities, grow their businesses and improve efficiencies.

MEDIA CONTACT:	INVESTOR CONTACT:
Kathleen Lucente	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 217-6352	O: (512) 682-4463
kathleen@redfancommunications.com	josh.yankovich@q2ebanking.com

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